News Release

Mattson Technology Contact	Investor & Media Contact
Andy Moring	Laura Guerrant-Oiye
Mattson Technology, Inc.	Guerrant Associates
tel 510-492-6530	tel 808-882-1467
fax 510-492-5963	fax 808-882-1267
andy.moring@mattson.com	lguerrant@guerrantir.com

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE THIRD QUARTER 2008

FREMONT, Calif. - October 22, 2008 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the third quarter ended September 28, 2008.

Net sales for the third quarter were $30.0 million, down 28 percent from $41.8 million for the second quarter, and down 49 percent from $58.5 million in the third quarter of 2007. Net sales for the second quarter included royalties of $6.4 million related to the settlement of the patent infringement suit with Dainippon Screen Manufacturing Co., Ltd. ("DNS").

Gross margin for the third quarter was 25.5 percent, down 18.6 gross margin percentage points from the second quarter, and 18.4 gross margin percentage points from the third quarter of 2007. Excluding DNS revenue, gross margin for the second quarter was 34.1 percent. The decline in gross margin was primarily attributable to additional operational reserves and factory under-absorption caused by lower production volumes.

Operating expenses for the third quarter were $28.8 million, compared to $25.7 million for the second quarter and $24.2 million reported for the third quarter of 2007. Third quarter results included $1.9 million in restructuring charges related to the cost alignment plan announced in September, compared to $0.7 million for the second quarter. Additional spending on qualification of the new evaluation tools in the field and new product development initiatives resulted in increased operating expenses.

Net loss for the third quarter was $20.7 million, or $0.42 loss per share, compared with $6.8 million, or $0.14 loss per share, for the second quarter, and net income of $3.6 million, or $0.07 earnings per share, for the third quarter of 2007. Restructuring charges had an impact on third quarter net loss of $0.04 per share and $0.02 per share in the second quarter.

Cash, cash equivalents and short-term investments at the end of the third quarter were $117.7 million, down $18.0 million from $135.7 million in the previous quarter.

"The third quarter was marked by a significant and unprecedented drop in IC capital spending, resulting from severely deteriorating macroeconomic conditions," said David L. Dutton, chief executive officer of Mattson Technology. "During the quarter, our customers responded to the worsening financial environment by reviewing their respective expansion plans and delaying those that they did not deem absolutely critical at this point in time." Dutton noted, "Our strong balance sheet allows us to continue to execute on our strategic decisions to expand into new markets of dielectric etch and millisecond anneal. In all product lines we are actively engaged in our customers' leading edge applications, with the clearly differentiated technology and productivity advantages of our systems."

- More -

MATTSON REPORTS THIRD QUARTER 2008 RESULTS	Page 2 of 5

Attached to this news release are preliminary unaudited condensed consolidated statements of operations and balance sheets.

Guidance 2008 -Fourth Quarter

The Company's guidance for the fourth quarter of 2008 reflects macroeconomic issues and over-supply conditions in the semiconductor market, which will continue to result in dramatically reduced capital expenditures by Mattson's customers until these conditions improve. Mattson expects that these conditions will have a significant impact on the Company for the near term. For the fourth quarter, Mattson expects the following:

  Revenues in the range of $12 million to $18 million
  Gross margins will be less than 25 percent, due to factory under-absorption
  Earnings in a range of loss per share of $0.53 to loss per share of $0.44

Conference Call

On Wednesday, October 22, 2008, at 3:00 PM Pacific Time (6:00 PM Eastern Time), Mattson will hold a conference call to review the following topics: third quarter 2008 financial results, current business conditions and the near-term business outlook. The conference call will be simultaneously webcast at www.mattson.com under the "Investors" section. In addition to the live webcast, a replay will be available to the public on the Mattson website for one week following the live broadcast.

To access the live conference call, please dial (719) 325-4814.

Mattson will also webcast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the Company's future prospects, including, but not limited to: anticipated bookings, revenue, margins, earnings per share, market share, tax rate and fully diluted shares outstanding for future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the current quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures, and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. The Company is a leading supplier of dry strip and rapid thermal processing equipment to the global semiconductor industry. Its strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current- and next-generation devices. Mattson is expanding into the etch market with innovative products targeting high volume dielectric etch applications, and is also expanding into the millisecond annealing and thermal oxidation markets. The Company expects that entry into these new markets will enhance its technical leadership and deliver

MATTSON REPORTS THIRD QUARTER 2008 RESULTS	Page 3 of 5

revenue and profitability gains. Mattson was founded in 1988 and is headquartered in Fremont, California. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com

MATTSON REPORTS SECOND QUARTER 2008 RESULTS	Page 4 of 5

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Net sales	$ 30,041	$ 58,480	$ 120,486	$ 214,965
Cost of sales	22,371	32,800	73,537	116,422
Gross margin	7,670	25,680	46,949	98,543
Operating expenses:
Research, development and engineering	10,397	8,099	27,458	26,103
Selling, general and administrative	16,448	15,924	48,815	48,993
Amortization of intangibles	128	128	384	383
Restructuring charges	1,867	-	2,615	-
Total operating expenses	28,840	24,151	79,272	75,479
Income (loss) from operations	(21,170)	1,529	(32,323)	23,064
Interest and other income (expense), net	563	1,669	1,302	6,294
Income (loss) before income taxes	(20,607)	3,198	(31,021)	29,358
Provision for (benefit from) income taxes	130	(374)	686	6,588
Net income (loss)	$ (20,737)	$ 3,572	$ (31,707)	$ 22,770
Net income (loss) per share:
Basic	$ (0.42)	$ 0.07	$ (0.64)	$ 0.44
Diluted	$ (0.42)	$ 0.07	$ (0.64)	$ 0.43
Shares used in computing net income (loss) per share:
Basic	49,481	51,397	49,421	52,163
Diluted	49,481	52,430	49,421	53,194

MATTSON REPORTS SECOND QUARTER 2008 RESULTS	Page 5 of 5

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 28,	December 31,
	2008	2007
	(unaudited)	(1)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 117,685	$ 152,567
Accounts receivable, net	28,339	36,011
Advance billings	3,129	2,576
Inventories	56,262	51,073
Inventories - delivered systems	956	-
Prepaid expenses and other assets	6,396	10,996
Total current assets	212,767	253,223
Property and equipment, net	31,416	28,600
Goodwill	18,076	18,076
Intangibles, net	6,696	7,080
Other assets	10,669	10,791
Total assets	$ 279,624	$ 317,770

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 12,079	$ 18,097
Accrued liabilities	24,439	26,900
Deferred revenue	5,448	7,207
Total current liabilities	41,966	52,204
Income taxes payable, noncurrent	14,242	14,147
Other liabilities	5,713	6,136
Total liabilities	61,921	72,487

Stockholders' equity:
Common stock	54	54
Additional paid-in capital	627,436	623,527
Accumulated other comprehensive income	21,862	19,032
Treasury stock	(37,986)	(35,374)
Accumulated deficit	(393,663)	(361,956)
Total stockholders' equity	217,703	245,283
Total liabilities and stockholders' equity	$ 279,624	$ 317,770

(1) Derived from audited financial statements